                                                                     EXHIBIT 5.1



                       [LETTERHEAD OF CENDANT CORPORATION]




                                             July 20, 2001


Cendant Corporation
9 West 57th Street
New York, New York 10019

              Re:      Cendant Corporation's Registration Statement on Form S-3
                       --------------------------------------------------------

Ladies and Gentlemen:

                  I am the Senior Vice President, Law and Secretary of Cendant Corporation, a Delaware corporation (the "Company"), and am acting as counsel in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $1,000,000,000 aggregate principal amount at maturity of its Zero-Coupon Convertible Debentures due 2021 (the "Securities"), and shares of the Company's CD common stock, par value $0.01 per share (the "Shares"), issuable upon conversion of the Securities pursuant to that certain indenture, dated as of May 4, 2001 (the "Indenture"), between the Company and The Bank of New York, as trustee. The Company issued the Securities pursuant to that certain purchase agreement, dated as of April 30, 2001, by and between the Company and Goldman, Sachs & Co., as the initial purchaser (the "Purchase Agreement"). The Securities and the Shares are to be offered and sold by certain securityholders of the Company.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Indenture and the Purchase Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates

Cendant Corporation
July 20, 2001

and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  I am admitted to the bars in the States of New York and New Jersey and do not express any opinion as to the laws of any other jurisdiction.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that:

                  1. The Securities have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditor's rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

                  2. The Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered upon such conversion pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of

Cendant Corporation
July 20, 2001


my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                  Very truly yours,

                                                  /s/ Eric J. Bock
                                                  Eric J. Bock, Esq.
                                                  Senior Vice President, Law and
                                                          Secretary